EMPLOYER MASTER APPLICATION (Part 1A) and
TEMPORARY LIFE INSURANCE AGREEMENT
Strategic Edge Group Flexible Premium Adjustable Life Insurance
(GUL/GVUL)

Massachusetts Mutual Life Insurance Co.
Home and Principal Administrative Office:
Springfield, Massachusetts 01111-0001

Employer Data

1. Name: ____________________

2. Business Address: *(No. & Street, City, State, Zip)* ____________________

____

3. Payroll Administrator: ____________________

4. Primary Contact: *(include telephone number)* ____________________

5. Taxpayer ID No.: ____________________

6. Nature of Business: ____________________

7. Program Effective Date: *(for all certificates on Proposed Insureds listed on attached census)* ____________________

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Proposed Insured Data

For each Proposed Insured, the attached census lists: Full Name, Social Security Number, Date Of Birth, Gender and, for the first Certificate Year, Selected Face Amount.

8. Number of Eligible Participants: ____________________

9. Have all eligible participants been actively at work on a full-time basis for the Employer or its affiliate(s) during the 90 days prior to the effective date of the program? Actively at work means working full time at a rate of at least 30 hours per week with no hospitalization, and no absence due to illness or accident of more than 5 consecutive business days or a cumulative total of 7 days. ______Yes ______No **If "No," give detailed explanation in Remarks section.**

10. Are any eligible participants currently receiving or applying to receive disability compensation? ______ Yes ______No

11. Is every Proposed Insured a citizen of and resident in the USA? ______Yes ______No

If No, is citizenship and residence of each Proposed Insured indicated on the census? ______Yes ______No

Life Insurance Data

(Please check [√] on the appropriate line if you desire the specified feature.)

12. Variable Rider Option: ______Yes ______No

13. Other Electable Riders:
Waiver of Monthly Charges Rider ______Yes ______No
Accidental Death & Dismemberment (AD&D) Rider ______Yes ______No

14. Death Benefit Option:
_______ Option A — Greater of Selected Face Amount and Minimum Face Amount
_______ Option B — Greater of Selected Face Amount plus Account Value and Minimum Face Amount

15. Loan Interest Rate:
_______ Adjustable _______ 6% Fixed

16. Formula for Determining Benefit Schedule:

_______ 1 - % of Salary (Specify. Salaries must be included with census data.)

_______ 2 - Flat or Class Plan (specify)

_______ 3 - Other (specify)

17. Premium remitted with this Application $ ___________

18. Modal Term Billing Frequency:

_________ Annual _________ Semi-annual __________ Quarterly __________ Monthly

19. Owner: as designated by the Proposed Insured on the Part 1B

20. Beneficiary: as designated by the Proposed Insured on the Part 1B

21. Is the insurance now being applied for intended to replace or change any insurance or annuity, in whole or in part, issued by this or any other company? ______Yes ______No
If "Yes," give company name, policy number, amount in Remarks section.

Remarks Section

Question # Explanation

Employer Name: ______________________

Temporary Insurance Agreement

22. The Employer applies for temporary life insurance on the life of each Proposed Insured listed in the attached census:
______ Yes ______ No **If "No," the following provisions of this section do not apply.**

23. The effective date of the temporary insurance agreement is the latest of:

(i) The date we receive from the Employer an amount of premium not less than 3 months of modal term premiums for the certificates applied for;

(ii) The date this Application (Part 1A) is signed by one of our Officers; or

(iii) The date chosen by the Employer (please specify date) ____________________.

During the temporary insurance period, the amount of premium received will be held in a suspense account.

24. The amount of temporary insurance on the life of a Proposed Insured is:

______ The Selected Face Amount for the first Certificate Year, as shown in the census; or

______ Other - (Provide formula) ____.

For Guaranteed Issue — the amount of temporary insurance may not be greater than our Guaranteed Issue Limits.
For Simplified and Full Underwriting — the amount of temporary insurance will be the selected face amount or $50,000, whichever is less.

25. Any temporary insurance on the life of a Proposed Insured will terminate at the earliest of:

(i) The date the permanent life insurance applied for in this application takes effect on the life of that Proposed Insured;

(ii) The date the Proposed Insured fails to meet any requirements to qualify for the permanent insurance applied for;

(iii) The date 90 days after the effective date of the temporary insurance; or

(iv) The date the Employer's written notice of termination of the insurance is received by us at our Principal Administrative Office.

26. Temporary Insurance Beneficiary Designation ____

____

____

____

____

____

____

____

If the temporary insurance on the life of a Proposed Insured terminates for the reason specified above in no. 25(i), the amount of premium paid with this Application that was allocated to the certificate on the life of that Proposed Insured will be applied as premiums under that permanent life insurance certificate. If the temporary insurance on the life of a Proposed Insured terminates for any other reason, we will refund the amount of premium paid with this Application that was allocated to the certificate on the life of that Proposed Insured, less a mortality charge. This mortality charge will be for the period from the effective date of the temporary insurance to, but not including, the month of anniversary following the termination date. The mortality charge for that Proposed Insured will be based on the amount of modal premium remitted on the Proposed Insured.

Employer Name: ______________________

Acknowledgement and Signature

The person(s) signing below acknowledge(s) and agree(s) that:

The Application — This is part of an application for permanent life insurance. The application includes this Part 1A and its attached census, the Part 1B (which has been or which will be completed by the Proposed Insured), any Part 2 that may be required, and any amendments or supplements to either Part. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were truly recorded. Each person signing below adopts all the statements made in the application and agrees to be bound by them. This Application (Part 1A) is valid until withdrawn by the Employer by written notice to us at our Principal Administrative Office. Withdrawal of this Application (Part 1A) shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

Our Liability — A minimum amount of premium may be paid to the agent in exchange for temporary life insurance as discussed above in the Temporary Insurance Agreement section. If this is done, we shall be liable only as set forth in that Agreement. If that amount of premium is not paid, we shall have no liability unless and until:
- The application has been approved by us at our Principal Administrative Office; and
- The first premium has been paid during the lifetime of the Proposed Insured; and
- The Proposed Insured is actively working during the 90 days prior to the program effective date for the Employer or its affiliate(s); and
- The policy, contract or certificate of coverage has been delivered to the person named as Owner in the certificate; and
- At the time of payment and delivery, all statements in the application which are material to the risk are complete and true as though they were made at that time.

If any of these conditions are not met, the policy, contract or certificate of coverage and rider(s) applied for shall not take effect.

Authority of Agents — No agent can change the terms of this application or any policy, contract or certificate issued by us. No agent can waive any of our rights or requirements, or extend any time for payment.

Changes and Corrections — Any change or correction of the application will be shown on an Amendment of Application attached to the policy, contract or certificate. Acceptance of any policy, contract or certificate of coverage issued shall be acceptance of any change or correction of the application we made. However, unless otherwise indicated in this application, any correction or change of amount, classification, plan of insurance or riders must be agreed to in writing.

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For the Employer:

Print Name and Title of Person Authorized to Sign for the Employer	**Signature of Authorized Person**

Signed at ______________________ ______________________ on ______________________
City State Date

For the Life Insurance Company specified above (if temporary insurance applied for)

Print Name and Title of Officer Authorized To Sign for Life Insurance Company	**Officer's Signature**	**Date**
General Agent Submitting Application	**Signature of Registered Representative/Agent**	**Date**
	Print Registered Representative/Agent Name	

EMPLOYEE OR SPOUSE APPLICATION (Part 1B)
Strategic Edge Group Flexible Premium Variable Adjustable Life Insurance (GVUL)

Massachusetts Mutual Life Insurance Co.
Home and Principal Administrative Office:
Springfield, Massachusetts 01111-0001

Simplified Issue (Complete Sections 1 & 2)
Full Underwriting (Complete Sections 1 & 3)

SECTION 1

Employer Data

1. Employer Name: ______________________________

2. Coverage Selection: *(Select only one)*
   ______ Employee Coverage ______ Spouse Coverage

(Fill out either the Employee-Proposed Insured Data or Spouse-Proposed Insured Data section below based on box checked above.)

Employee's Proposed Insured Data

3. Employee's Name: *(Last, First, MI)* ______________________________

4. a. Employee's Address: *(No. & Street, City, State, Zip)* ______________________________

____

   b. Employee's Phone Number: ______________________________

5. Gender: ____ Male ____ Female 6. Date of Birth (Mo./Day/Yr.) ______________________________

7a. Employee's Social Security Number: ______________________________

7b. Citizenship, if not USA: ______________________________ Type of Visa: ________ Permanent ________ Temporary

8. Employee's Regular Place of Work: ______________________________
(No. & Street, City, State, Zip)

Spouse's Proposed Insured Data (Complete this section if applying for spousal coverage)

9. a. Spouse's Name: *(Last, First, MI)* ______________________________

   b. Employee's Name: *(Last, First, MI)* ______________________________

10. a. Spouse's Address: *(No. & Street, City, State, Zip)* ______________________________

____

   b. Spouse's Phone Number: ______________________________

11. Gender: ____ Male ____ Female 12. Date of Birth (Mo./Day/Yr.) ______________________________

13. Spouse's Social Security Number: ______________________________

14. Citizenship, if not USA: ______________________________ Type of Visa: ________ Permanent ________ Temporary

Life Insurance Data

15. Selected Face Amount: $ ___________________________

16. Variable Rider Option ____Yes ____ No If "Yes", a Supplement to Application/Enrollment Form must be completed.

17. Beneficiary (For all beneficiaries, print full name(s) and relationship(s) to the Proposed Insured.)
Death benefit proceeds will be paid in one sum unless otherwise requested.

Beneficiary	Relationship	Address
a. Primary ______________________________	____________________	________________________
b. Secondary *(Optional)* ____________________	____________________	________________________
c. Tertiary *(Optional)*______________________	____________________	________________________

If two or more persons are the beneficiaries in any class, payment shall be made equally to them or equally to the surviving beneficiaries in that class unless otherwise requested. If percentages or fractions are indicated and any beneficiary dies before the Proposed Insured, any share due that beneficiary will be paid proportionately to the surviving beneficiaries in that class. If payment is made in one sum and there is no beneficiary entitled to payment when the Proposed Insured dies and the Proposed Insured is the Owner at that time, payment shall be made to the estate of the Proposed Insured; but if the Proposed Insured is not the Owner, payment shall be made to the Owner.

18. a. Full Name and Address of the Owner (if not the insured): ______________________________________

____

b. Owner's Tax ID Number/Social Security Number: ______________________________________

19. Has the Employee been actively at work on a full-time basis beginning with and during the 90 days prior to the date of his/her signing this Part 1B application? "Actively at work" means working full time at a rate of at least 30 hours per week with no hospitalization, and no absence due to illness or accident of more than 5 consecutive business days or a cumulative total of 7 days. _____ Yes _____ No **If "No," explain in Remarks section.**

20. Is the Proposed Insured currently receiving or applying to receive disability compensation? _____ Yes _____ No
If "Yes," explain in Remarks section.

21. Has the Proposed Insured smoked cigarettes in the last 12 months? _____ Yes _____ No
If "Yes," specify in Remarks section

22. Is the insurance now being applied for intended to replace or change any individual insurance or annuity, in whole or in part, issued by this or any other company? _____ Yes _____ No
If "Yes," give company name, policy number, amount in Remarks section.

SECTION 2 Simplified Issue

Underwriting Data

23. Have you ever been treated for, or been diagnosed by a member of the medical profession as having a deficiency of the immune system, such as Acquired Immune Deficiency Syndrome (AIDS) or AIDS related complex (ARC)?
_____ Yes _____ No

24. Have you ever consulted, been treated by or been diagnosed by a member of the medical profession for any of the following: cancer, diabetes, tumor, stroke, high blood pressure, psychiatric or mental disorder, alcohol or drug abuse or a disorder or disease of the heart or cardiovascular system, lung, kidney, liver, brain or nervous system? _____ Yes _____ No

25. Have you applied for life insurance and been declined, rated, restricted or postponed in the last 10 years?
_____ Yes _____ No

If "Yes" answers given in 23, 24, or 25, give details in Remarks section.

SECTION 3 **Full Underwriting**

Underwriting Data

Please submit appropriate completed Part 2 form.
Explain "Yes" answers in Remarks section.

26. Amount of insurance currently applied for, or now in force, on the Proposed Insured in this or other companies
If none, check here. ______

Company Name	Face Amount	Year of Issue	Application Pending

27. List all occupations and the exact duties of each.

Occupation(s)	Exact Duties

28. Proposed Insured's net worth: $ ______________ 29. Proposed Insured's income: $ ______________

30. Spouse's income $ ______________ **(If spousal coverage)**

31. Does the Proposed Insured anticipate any foreign travel? ______Yes ______No

32. Within the last three years has the Proposed Insured been or does the Proposed Insured now expect to become a pilot, student pilot, or crew member of any type of aircraft? ______Yes ______No
If "Yes," submit Aviation Supplement A3310.

33. Within the last three years has the Proposed Insured taken part in, or does the Proposed Insured now expect to take part in, underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, mountain climbing, or organized racing by automobile, motorcycle, motorboat, or snowmobile, or any other forms of hazardous activity?
______Yes ______No **If "Yes," submit Avocation Supplement A3320.**

34. Within the last five years has the Proposed Insured been in a motor vehicle accident, been convicted of operating a motor vehicle while under the influence of alcohol or other drugs, been convicted of a moving violation, or received a driver's license restriction or revocation? ______Yes ______No

35. Proposed Insured's current driver's license no. ______________________ State ____________________

36. Has the Proposed Insured been convicted of a felony? ______Yes ______No

Remarks Section

Question # Explanation

Agreement and Signature

To the best of my knowledge and belief, all answers and statements are full, complete and true and were correctly recorded before I signed my name below.

Authorization to Obtain and Disclose Information – I have received the Notice regarding the Medical Information Bureau, Inc. and the Fair Credit Reporting Act. I understand that an investigative consumer report may be made regarding my character, general reputation, personal characteristics and mode of living, and authorize that report to be made. I hereby authorize any licensed physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., or other organization that has any records or knowledge of me and my health, to make such information available to the life insurance company or its reinsurers. I also authorize MassMutual, or its reinsurers, to disclose information about me to the MIB in the form of a brief coded report for participation in MIB's fraud prevention and detection programs. A copy of this authorization shall be as valid as the original and I realize that I am entitled to receive a copy of this authorization. (This authorization is only valid where permitted by state law.)

Taxpayer Identification (Applies only if Proposed Insured is Owner) – The Proposed Insured herein certifies, under penalties of perjury, that: (i) the number referred to in no. 7 or no. 13 of this Part 1B is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified him/her that he/she is no longer subject to backup withholding. **If the IRS has notified the Proposed Insured that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out language above in (ii) that he/she is not subject to backup withholding due to notified payee underreporting.**

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

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Signature of Proposed Insured

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Signature of Registered Representative/Agent or Authorized Enroller

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Print Registered Representative/Agent or Authorized Enroller Name

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Signature of Owner (if different from Proposed Insured)

Signed at ________________________________ **on** ________________
City **State** **Date**